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                                                                Exhibit 99.22

      NEITHER THIS WARRANT NOR THE LISTED SHARES UNDERLYING THIS WARRANT OF CAREY DIVERSIFIED LLC ("COMPANY") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED (i) UNTIL (A) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW OR (B) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER OF SUCH WARRANT (PROVIDED SUCH OTHER COUNSEL IS REASONABLY SATISFACTORY TO THE COMPANY) THAT SUCH WARRANT MAY BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW.

                  Right to Purchase up to _______ Listed Shares
                            of Carey Diversified LLC

                              CAREY DIVERSIFIED LLC

                          LISTED SHARE PURCHASE WARRANT

      Carey Diversified LLC, a Delaware limited liability company (the "Company"), hereby certifies that, for value received, W.P. Carey & Co., Inc. ("W.P. Carey") is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 p.m., New York time, on _________ up to ______ limited liability interests in the Company representing an interest in all of the income, loss and capital of the Company (each, a "Listed Share") at the exercise price of $______ per Listed Share. Such price per share as further adjusted from time to time as herein provided is referred to herein as the "Purchase Price". The number and character of such Listed Shares and the Purchase Price are subject to further adjustment as provided herein.

      This Warrant is the Listed Share Purchase Warrant (the "Warrant") evidencing the right to purchase Listed Shares, issued pursuant to a certain Investment Banking Services Agreement (the "Agreement"), dated as of ______, among the Company and W.P. Carey, copies of which agreement are on file at the principal office of the Company, and the holder of this Warrant shall be entitled to all of the benefits of the Agreement, as provided therein.

      As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

            (a) The term "Cashless Exercise Ratio" shall mean a fraction, the numerator of which is the difference between the Current Market Price per Listed Share on the date of the exercise of this Warrant and the Exercise Price and the denominator of which is the Current Market Price per Listed Share on the date of the exercise of this Warrant.

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            (b) The term "Company" shall include any corporation which shall succeed or assume the obligations of the Company hereunder.

            (c) The term "Convertible Securities" shall mean evidence of indebtedness, limited liability company interests or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for additional Listed Shares, either immediately or upon the occurrence of a specified date or a specified event.

            (d) The term "Current Market Price" as of any date herein specified as to any security shall mean the average of the daily closing prices for the thirty (30) consecutive trading days commencing forty-five (45) trading days before the day in question. The closing price for each day shall be (i) the closing price of any such security in the over-the-counter market as shown by the National Association of Securities Dealers, Inc. Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by the Company, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for any such security as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Company, or (iii) if any such security is listed or admitted for trading on any national securities exchange, the last sale price of any such security, regular way, or the mean of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which any such security is listed. If any such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported.

            (e) The term "Listed Share" includes (i) a limited liability interests in the Company representing an interest in all of the income, loss and capital of the Company; (ii) any other interest of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividend and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency), and (iii) any other securities into which or for which any of the securities described in (i) or (ii) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

            (f) The term "Other Securities" refers to any shares (other than Listed Shares) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, on the exercise of the Warrants, in lieu of or in addition to Listed Shares, or which at any time shall be issuable


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or shall have been issued in exchange for or in replacement of Listed Shares or other Securities pursuant to Section 3 or otherwise.

            (g) The term "Outstanding" shall mean, when used with reference to Listed Shares, at any date as of which the number of shares thereof is to be determined, all issued Listed Shares, except Listed Shares then owned or held by or for the account of the Company thereof, and shall include all Listed Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in Listed Shares.

      All capitalized terms used herein without specific definition shall have the meanings assigned to such terms in the Agreement.

                  1. Exercise of Warrant.

            1.1 Manner of Exercise; Issuance of Common Stock. To exercise this Warrant, the holder hereof shall (i) deliver to the Company (a) a Notice of Exercise duly executed by the holder hereof specifying the number of Listed Shares to be purchased, (b) an amount equal to the aggregate Exercise Price for all Listed Shares as to which this Warrant is then being exercised and (c) this Warrant or (ii) in connection with the exercise of this Warrant without the payment of the Exercise Price, deliver to the Company (a) a Notice of Exercise duly executed by the holder hereof specifying the number of Listed Shares for which this Warrant is being exercised and the number of Listed Shares deliverable upon such exercise, which shall equal the product of (x) the number of Listed Shares for which this Warrant is being exercised and (y) the Cashless Exercise Ratio and (b) this Warrant. At the option of the holder hereof, if this Warrant is being exercised in the manner described in clause (i) of the immediately preceding sentence, payment of the Exercise Price shall be made by
(a) wire transfer of funds to an account in a bank located in the United States designated by the Company for such purpose, (b) certified or official bank check payable to the order of the Company and drawn on a member of the New York Clearing House or (c) by any combination of such methods.

                  Upon receipt of the required deliveries, the Company shall, as promptly as practicable, and in any event within five (5) days thereafter, cause to be issued and delivered to the holder hereof (or its nominee), a certificate or certificates representing Listed Shares equal in the aggregate to the number of Listed Shares specified in the Notice of Exercise (but not exceeding the maximum number of Listed Shares issuable upon exercise of this Warrant). Such certificates shall be registered in the name of the holder hereof (or its nominee) or in the name of such transferee, as the case may be.

                  If this Warrant is exercised in part, the Company shall, at the time of delivery of such certificate or certificates, unless the Exercise Period has expired, issue and deliver to the holder hereof a new warrant evidencing the right of the holder hereof or such transferee to purchase the aggregate number of shares of Common Stock for which this Warrant shall not have been exercised, and this Warrant shall be canceled.


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                  1.2 Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder any rights to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

                  1.3 Company Covenant. The Company covenants that all shares that may be issued upon the exercise of the Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants that during the period within which the Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Listed Shares to permit the exercise of the Warrant.

      2. Delivery of Share Certificate, etc. on Exercise. As soon as practicable after the exercise of this Warrant in full or in part and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes, but not income taxes of the holder) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable Listed Shares (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash value in the amount of such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 1 or otherwise.

      3. Adjustments.

      The number of Listed Shares for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 3. The Company shall give each holder notice of any event described below which requires an adjustment pursuant to this Section 3 at the time of such event.

            3.1 Listed Share Dividends, Subdivisions and Combinations. If at any time the Company shall:

                  (a) take a record of the holders of its Listed Shares for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional Listed Shares,

                  (b) subdivide its outstanding Listed Shares into a larger number of Listed Shares, or


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                  (c) combine its outstanding Listed Shares into a smaller
      number of Listed Shares,

then, (i) the number of Listed Shares for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of Listed Shares which a record holder of the same number of Listed Shares for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Purchase Price shall be adjusted to equal (A) the Purchase Price multiplied by the number of Listed Shares for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of Listed Shares for which this Warrant is exercisable immediately after such adjustment.

            3.2 Certain Other Distributions. If at any time the Company shall take a record of the holders of its Listed Shares for the purpose of entitling them to receive any dividend or other distribution of:

                  (a) any Other Securities or property of any nature whatsoever (other than cash, Convertible Securities or additional Listed Shares), or

                  (b) any warrants or other rights to subscribe for or purchase any Other Securities or property of any nature whatsoever (other than cash, Convertible Securities or additional Listed Shares), the holder shall be entitled to receive such dividends or distributions as if the holder has exercised the Warrant. A reclassification of the Listed Shares into Listed Shares and shares of any other class of securities shall be deemed a distribution by the Company to the holders of its Listed Shares of such shares of such other class of shares within the meaning of this Section 3.2 and, if the outstanding Listed Shares shall be changed into a larger or smaller number of Listed Shares as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding Listed Shares within the meaning of Section 3.2.

            3.3 Issuance of Warrants or Other Rights. If at any time the Company shall take a record of the holders of its Listed Shares for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which Company is the surviving entity) issue or sell, any warrants or other rights to subscribe for or purchase any additional Listed Shares or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Listed Shares are issuable upon the exercise of such Warrants or other right or upon conversion or exchange of such Convertible Securities shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the number of Listed Shares for which this Warrant is exercisable and the Purchase Price shall be adjusted as follows: (i) the Purchase Price as to the number of Listed Shares for which this Warrant is exercisable prior to such adjustment shall be reduced to a price determined by dividing (A) an amount equal to the sum of


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(x) the number of Listed Shares outstanding immediately prior to such conversion multiplied by the then existing Purchase Price, plus (y) the consideration, if any, received by the Company upon such issue or sale, by (B) the total number of Listed Shares Outstanding immediately after such conversion; and (ii) the number of Listed Shares for which this Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the Purchase Price in effect immediately prior to such conversion by the number of Listed Shares for which this Warrant is exercisable immediately prior to such conversion and dividing the product thereof by the Purchase Price resulting from the adjustment made pursuant to clause (i) above on the basis that the maximum number of additional Listed Shares issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible
Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of the number of Listed Shares for which this Warrant is exercisable and such warrants or other rights. No further adjustments of the Purchase Price shall be made upon the actual issue of such Listed Shares or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of such Listed Shares upon such conversion or exchange of such Convertible Securities.

            3.4 Issuance of Convertible Securities. If at any time the Company shall take a record of the holders of its Listed Shares for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving entity) issue or sell, any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Listed Shares are issuable upon such conversion or exchange shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then the number of Listed Shares for which this Warrant is exercisable and the Purchase Price shall be adjusted as provided in Section 3.3 on the basis that the maximum number of additional Listed Shares necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the number of Listed Shares for which this Warrant is exercisable and the Purchase Price shall be made under this Section 3.4 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 3.3. No further adjustments of the number of Listed Shares for which this Warrant is exercisable and the Purchase Price shall be made upon the actual issue of such Listed Shares upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the number of Listed Shares for which this Warrant is exercisable and the Purchase Price have been or are to be made pursuant to other provisions of this Section 3, no further adjustments of the number of Shares for which this Warrant is exercisable and the Purchase Price shall be made by reason of such issue or sale.


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               3.5 Superseding Adjustment. If, at any time after any adjustment of the number of Listed Shares for which this Warrant is exercisable and the Purchase Price shall have been made pursuant to Section 3.3 or Section 3.4 as the result of any issuance of warrants, rights or Convertible Securities,

                  (a) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

                  (b) the consideration per Listed Share for which Listed Shares are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then for each outstanding Warrant, such previous adjustment shall be rescinded and annulled and the additional Listed Shares which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the basis of

                  (c) treating the number of additional Listed Shares or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion of exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

                  (d) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which Listed Shares or other property are issuable under such warrants or rights or other Convertible Securities; whereupon a new adjustment of the number of Listed Shares for which this Warrant is exercisable and the Purchase Price shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

            3.6 Other Provisions Applicable to Adjustments Under this Section. The following provisions shall be applicable to the making of adjustments of the number of Listed Shares for which this Warrant is exercisable and the Purchase Price provided for in this Section 3:

                  (a) Computation of Consideration. To the extent that any additional Listed Shares or any Convertible Securities or any warrants or other rights to


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      subscribe for or purchase any additional Listed Shares or any Convertible
      Securities shall be issued for cash consideration, the consideration received by the Company therefor shall be the amount of the cash received by the Company therefor, or, if such additional Listed Shares or Convertible Securities are offered by Company for subscription, the subscription price, or, if such additional Listed Shares or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends and without taking into account any compensation, discounts or expenses paid or incurred by Company for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. In case any additional Listed Shares or any Convertible Securities or any warrants or other rights to subscribe for or purchase such additional Listed Shares or Convertible Securities shall be issued in connection with any merger in which Company issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Company, of such portion of the assets and business of the nonsurviving entity as such Board in good faith shall determine to be attributable to such additional Listed Shares, Convertible Securities, warrants or other rights, as the case may be. The consideration for any additional Listed Shares issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon exercise of such warrants or other rights. The consideration for any additional Listed Shares issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable to Company upon the exercise of the right of conversion or exchange in such Convertible Securities. In case of the issuance at any time of any additional Listed Shares or Convertible Securities in payment or satisfaction of any dividends upon any class of stock other than Listed Shares, the Company shall be deemed to have received for such additional Listed Shares or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

                  (b) When Adjustments to be Made. The adjustments required by this Section 3 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of Listed Shares for which this Warrant is exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of Listed Shares, as provided for in Section 3.1) up to, but not beyond the date of exercise if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than $.0001 to the


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      Exercise Price immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this
      Section 3 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                      (c) Fractional Interests. In computing adjustments under this Section 3, fractional interests in Listed Shares shall be taken into account to the nearest 1000th of a share.

                      (d) When Adjustment Not Required. If the Company shall take a record of the holders of its Listed Shares for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                      3.7 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.

                  (a) In case the Company shall reorganize its capital, consolidate or merge with or into another entity (where the Company is not the surviving entity or where there is a change in or distribution with respect to the Listed Shares), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another entity and, pursuant to the terms of such reorganization, merger, consolidation or disposition of assets, Listed Shares or other securities of the successor or acquiring entity, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock or other securities of the successor or acquiring entity ("Other Property"), are to be received by or distributed to the holders of the Listed Shares, then each holder shall have the right thereafter, to receive, upon exercise of this Warrant, the amount of equity of the successor or acquiring entity or of the Company, if it is the surviving entity, and Other Property receivable upon or as a result of such reorganization, merger, consolidation or disposition of assets by any holder of the number of Listed Shares for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, merger, consolidation or disposition of assets, the successor or acquiring entity (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in


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      order to provide for adjustments of Listed Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 3. For purposes of this Section 3.7, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of Securities of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 3.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

                  (b) In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense, deliver or cause to be delivered the Listed Shares and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this
      Section 3 to a bank or trust company, as trustee for the holder or holders of the Warrants.

      4. Record Date as Date of Issue or Sale.

                  (a) In the event that at any time the Company shall take a record of the holders of its Listed Shares for the purpose of entitling them (i) to receive a dividend or other distribution payable in Listed Shares or Convertible Securities, or (ii) to subscribe for or purchase Listed Shares or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Listed Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (b) The number of Listed Shares outstanding at any given time shall not include Listed Shares owned or held by or for the account of the Company, and the disposition of any such Listed Shares shall be considered an issue or sale of Listed Shares for the purposes of Section 3.

        5. No Dilution or Impairment. The Company will not by an action, including, without limitation, by amending its Certificate of Formation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment, but only as provided herein.


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Without limiting the generality of the foregoing, the Company (a) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Listed Shares on the exercise of this Warrant and (b) will use its best effects to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable Company to perform its obligations under this Warrant.

      Upon the request of the holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to the holder, the continuing validity of this Warrant and the obligations of the Company hereunder.

      6. Certificate as to Adjustments. In each case of any adjustment or readjustment in the Listed Shares issuable on the exercise of the Warrants, the Company at its expense will compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. If requested by the Holder hereof, the Company will provide an accountant's certificate verifying the accuracy of the adjustments. The Company will forthwith mail a copy of each such certificate of each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the Purchase Price at the time in effect and showing how it was calculated.

      7. Notices of Record Date, etc. In the event of:

                  (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Company, any reclassification or recapitalization of the equity of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or into any other person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Listed Shares shall be entitled to exchange their Listed Shares for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and
(iii) the amount and character of any shares or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least 10 days prior to the date specified in such notice on which any such action is to be taken. Notwithstanding the foregoing, failure to give such notice or any defect in such notice shall not effect the validity or legality of any such transaction.

      8. Reservation of Listed Shares, etc. Issuable on Exercise of Warrants. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all Listed Shares from time to time issuable on the exercise of the Warrants.

      9. Exchange of Warrants. On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant and Warrants of like tenor, calling in the aggregate on the face or faces thereof from the number of Listed Shares called for on the face or faces of the Warrant or Warrants so surrendered.

      10. Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      11. Negotiability, etc. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

                  (a) title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery; and

                  (b) subject to (a) above, any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title thereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchase, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby.

      12. Registration Rights.

            (a) If the Company at any time after the Warrant first becomes exercisable and prior to the expiration date of the Warrant proposes to register any of its securities, either for its own account or the account of security holders, other than a registration on Forms S-8 or S-4, or any registration on a form which does not permit secondary sales, the Company shall, each such time, give written notice of such intention to each holder of Warrant(s) or Listed Shares ("Holder"), and, upon written request of any Holder received by the Company within twenty (20) days after the Company has given such notice, include in such registration (and all related qualifications under state securities laws) all Listed Shares (whether issued or issuable) specified in such written request. If the registration involves any underwriting, the Company shall so advise the Holders in the notice, and the right of each Holder to have its Listed Shares included in the registration shall be conditioned upon such Holder's Shares being included in the underwriting arrangements with underwriters (selected by the Company) on the same terms as other persons selling common stock or other Company securities to the underwriters. Notwithstanding the foregoing, if the underwriters determine that marketing factors require a limitation of the number of shares to be underwritten, the number of Shares to be registered for the account of all Holders may be limited in proportion to limitations imposed on other holders of common stock or other Company securities seeking to have their securities included in the registration pursuant to registration rights similar to those conferred upon Holders by this paragraph (c); provided, however, that priority may be given to securities to be sold for the account of the Company. The allocation shall be made in proportion, as nearly as practicable, to the respective number of shares requested to be included in such registration by each person selling common stock or other company securities to the underwriters, including Holders. Any Holder disapproving of the terms of the underwriting may withdraw therefrom by written notice to the Company, and such Holder's Shares shall be withdrawn from registration.

            (b) All expenses of registration and qualification incurred in connection with a registration under paragraph (c) of this Section 12(b) shall be borne by the Company, except that each Holder whose Listed Shares are being registered shall bear the fees and expenses of its own counsel, if any, and the underwriting commission or discount applicable to its Shares being sold. The Company will keep the Holders participating in a registration advised of the status of the registration and will furnish such number of preliminary and final prospectuses as such Holders may reasonably request; and such Holders will furnish to the Company such information regarding such Holders as may be required in connection with the registration.

            (c) The following provisions shall apply to any registration effected pursuant to paragraph (a) of this Section 12.

                  (i) The Company shall indemnify and hold harmless such Holder and each underwriter of the Shares so registered or qualified (including any broker or dealer through whom such securities may be sold) and each person, if any, who controls any such Holder or any such underwriter within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint and several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each Holder and each of the underwriters and each such controlling person, if any, for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, any preliminary prospectus or the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless each untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder or underwriter expressly for use therein. Promptly after receipt by any Holder or any underwriter or any person controlling such Holder or such underwriter of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder or such underwriter, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to such Holder or such underwriter or such person, as the case may be, and the payment of legal expenses) insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company. Any Holder or any underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized by the Company, which authorization shall be given whenever the party seeking indemnity has been advised by its counsel that one or more legal defenses may be available to it that are not available to the Company or that for other reasons separate representation may be necessary, to avoid a conflict. The Company shall not be liable to indemnify any person for any settlement of any such action effected without the consent of the Company.

                  (ii) Any Holder will indemnify and hold harmless the Company, each of its directors and each of its officers who have signed the registration statement and each person, if any, who controls the Company within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses of liabilities, joint and several, to which they are or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer or controlling person for any legal and other expenses reasonably incurred by any of them in connection with investigating or defending any actions, whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder expressly for use therein. Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against any Holder, the company will notify such Holder in writing of the commencement thereof, and such Holder shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel satisfactory to the Company, and the payment of legal expenses) insofar as such action shall relate to an alleged liability in respect of which indemnity may be sought against such Holder. The Company and each such director, officer or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of such Holder unless the employment of such counsel has been specifically authorized by such Holder, which authorization shall be given whenever separate representation may be necessary to avoid a conflict. No Holder shall be liable to indemnify any person or any settlement of any such action effected without the consent of such Holder.

                  (iii) The indemnity provisions of this paragraph (c) shall be in addition to any liability the indemnitor may otherwise have.

            Section 13. Miscellaneous.

            13.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of the holder hereof shall operate as a waiver of or otherwise prejudice such holder's rights, powers or remedies.

            13.2 Holder Not a Stockholder. Prior to the exercise of this Warrant as hereinbefore provided, the holder hereof shall not be entitled to any of the rights of a holder of Listed Shares including, without limitation, the right as a stockholder to (a) vote on or consent to any proposed action of the Company or
(b) receive (i) dividends or any other distributions made to holders of Listed Shares, (ii) notice of or attend any meetings of holders of Listed Shares of the Company or (iii) notice of any other proceedings of the Company.

            13.3 Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to (a) the holder of this Warrant at its last known address appearing on the books of the Company maintained for such purpose or (b) the Company at its principal office at 50 Rockefeller Plaza, New York, New York 10020. The holder of this Warrant and the Company may each designate a different address by notice to the other pursuant to this Section 13.3.

            13.4 Like Tenor. All Warrants shall at all times be identical, except as to the number of shares for which each Warrant may be exercised.

            13.5 Remedies. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

            13.6 Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company, the holder hereof, to the extent provided herein, and shall be enforceable by any such holder.

            13.7 Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not durable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Agreement, but this Agreement shall be construed as if such unenforceable provision had never been contained herein.

            13.8 Integration. This Warrant replaces all prior agreements, supersedes all prior negotiations and constitutes the entire agreement of the parties with respect to the transactions contemplated herein.

            13.9 Amendment. This Warrant may not be modified or amended except by written agreement of the Company and the holder hereof.

            13.10 Headings. The headings of the Sections of this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

            13.11 Governing Law. This Warrant shall be governed by the laws of the State of New York.

      14. Expiration. The right to exercise this Warrant shall expire at 5:00 p.m., New York time,_______.

      IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

                                    CAREY DIVERSIFIED LLC


                                    BY:
                                       -----------------------------------
                                      Name:
                                      Title:

                              FORM OF SUBSCRIPTION
                   [To be signed only on exercise of Warrant]

TO:  CAREY DIVERSIFIED LLC

      The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, _________ Listed Shares of CAREY DIVERSIFIED LLC and herewith makes payment of $_____________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to ________________, whose address is
__________________.

Dated:


                                    ----------------------------
                                    (Signature must conform to
                                    name of holder as specified
                                    on the face of the Warrant)

                                    ---------------------------
                                    (Address)

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

      For value received, the undersigned hereby sells, assigns, and transfers unto ________________ the right represented by the within Warrant to purchase ________________ Listed Shares of CAREY DIVERSIFIED LLC to which the within Warrant relates, and appoints ______________ Attorney to transfer such right on the books of CAREY DIVERSIFIED LLC with full power of substitution in the premises.


Dated:
                             -----------------------------------
                                    (Signature must conform to
                                    name of holder as specified
                                    ion the face of the Warrant)

                                    --------------------------------------
                                    (Address)


                                      -18-